PURCHASE AGREEMENT                       12/05/97

THIS AGREEMENT is hereby made this 9th day of December, 1997, by and between Sweezy Outdoor Advertising, Inc., a Texas corporation ("Sweezy" or the "Company"), Richard Sweezy, individually, the sole shareholder of Sweezy ("Shareholder"), and Bowlin Outdoor Advertising & Travel Centers Incorporated, a Nevada corporation ("Bowlin").

                              Purpose of Agreement

Bowlin desires to purchase and Sweezy desires to sell all tangible and intangible assets that comprise that portion of Sweezy's business known as "Sweezy Outdoor Advertising, Inc." Therefore, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                              Terms and Conditions

Purchase Price

     The purchase price shall be a total of $1,655,000 paid in the following manner:

          (a) $945,000 cash at closing ($766,575.12 to Sweezy Outdoor Advertising, Inc.; $73,249.29 to Heights State Bank for release of liens; $27,292.74 to Union State Bank for release of liens; $77,882.85 to National Bank for release of liens).

          (b) $300,000 held in escrow by Bowlin until such time that Sweezy is able to convey and deliver clear, unencumbered title to all sign structures shown in Exhibit A-2 "List of Assets" and land leases with respect thereto, acceptable to Bowlin, as set forth under "Purchase Price Escrow" below;

          (c)  $400,000  paid  as   consideration   for  the   "Non-Competition"
               agreement for Richard Sweezy specified in this agreement, and attached hereto as Exhibit C-1 "Non-Competition Agreements";

          (d) $5,000 paid as consideration for the "Non-Competition" agreement for Tandy Sweezy specified in this agreement, and $5,000 paid as consideration for the "Non-Competition" agreement for Damian Sisko and attached as Exhibits C-2 and C-3, respectively, "Non-Competition Agreements."

     In addition, Bowlin will pay to Sweezy at closing an amount equal to the amount of current accounts receivable of Sweezy in consideration for such accounts receivable, provided that Sweezy guarantees the collection of such accounts receivable within ninety (90) days of closing. Sweezy hereby agrees to make immediate cash payment to Bowlin, upon Bowlin's request, of the amount of

/s/ RS CCB
----------
Initials
any such account receivable not collected within ninety (90) days of closing. Notwithstanding the foregoing, in calculating the amount to be paid by Bowlin for the accounts receivable at closing, such amount shall be credited with and reduced by the amount of any prepaid revenues of the Company as of the date of closing (except for that certain prepayment in the amount of approximately $10,000 for the so-called "sign-for-a-day" sign located at North side of Highway 190 at National Bank, Killeen, Texas); and reduced by Bowlin's prorated share (prorated by day as of Closing date) of December revenues billed in advance by Sweezy. The purchase price, and payments noted above, shall be the sole considerations paid by Bowlin under this agreement.

Date of Closing

     The parties contemplate that Closing shall take place on December 9, 1997. If Closing does not occur by that date, it will occur as soon thereafter as Bowlin is able to complete its due diligence investigation. The parties agree that Bowlin's obligation to complete this purchase is contingent upon Bowlin being satisfied, in its sole discretion, that all representations made to it concerning Sweezy's assets are true, that the financial condition, books, and accounts of Sweezy are sound, and that the value of the assets being transferred is not less than the purchase price.

Purchase Price Escrow

     Bowlin shall hold a portion of the purchase price in the amount of $300,000 ("Escrow Amount") in escrow for a period of ninety (90) days following closing pursuant to the following terms and conditions:

     (a) The Escrow Amount shall be held by Bowlin with respect to all sign structure assets of Sweezy which Sweezy did not transfer to Bowlin at closing because Sweezy did not have good and marketable title to or was unable to provide a land lease or assignment of land lease with respect thereto in form and substance acceptable to Bowlin at the date of closing. A list of such sign structure assets is set forth in the attached Exhibit A-2 "List of Assets Not Transferred at Closing." From time to time during such ninety (90) day period, a prorated portion of the Escrow Amount (given six (6) sign structure assets, the prorated portion for each such asset will equal $50,000) will be paid by Bowlin to Sweezy in exchange for transfer of good and marketable title to each such sign structure pursuant to documentation in form and substance acceptable to Bowlin together with a land lease or assignment of land lease with respect to each such sign structure in form and substance acceptable to Bowlin, all acceptable to Bowlin in its sole and absolute discretion. With respect to sign structure assets which Sweezy is unable to so transfer and deliver good title

/s/ RS CCB
----------
Initials
          and an acceptable lease from time to time during or at the end of such ninety (90) day period, Bowlin, at its option, may retain the prorated portion of the Escrow Amount with respect to such assets and exclude such assets from the purchase or may assume -- Sweezy's position with respect to one or more of such assets pursuant to documentation in form and substance acceptable to Bowlin and pay the prorated portion of the Escrow Amount to Sweezy with respect thereto. For purposes hereof, the prorated portion will be calculated as Sweezy's transferable ownership percentage times $50,000 for each location involved (for example, if Sweezy's ownership percentage is 50% then Bowlin would make a payment to Sweezy of $25,000 (50% of $50,000); and

     (b) In addition to the foregoing, the Escrow Amount shall be subject to any claim for indemnification made by Bowlin in good faith pursuant to the terms of the indemnification provisions of this Agreement.

Transfer of Assets

     At closing, Sweezy shall transfer to Bowlin, free of all debt, encumbrances, and liens, all tangible and intangible assets (the "Assets") that comprise that portion of Sweezy's business known as Sweezy Outdoor Advertising, Inc., including but not limited to all items listed on the attached Exhibit A, "List of Sign Structure Assets" (except for those sign structure assets set forth on the attached Exhibit A-2 which Sweezy will exercise its reasonable best efforts to transfer and deliver within 90 days of Closing) and Exhibit A-1 "List of Other Assets", and incorporated herein by reference, as well as all outdoor advertising sign structures, lease agreements and leasehold rights, licenses, advertising contracts, accounts receivable, outdoor advertising permits and licenses, any and all poster displays and equipment, all shop and field equipment used in the promulgation and maintenance of business, all office equipment used in the operation of Sweezy's business, all tradenames (including all rights to the names "Sweezy," "Sweezy Outdoor Advertising, Inc." and variants of those names, provided, however, that Shareholder shall continue to have the right to the use of his name, Richard Sweezy, individually), trademarks, patents, copyrights, trade secrets, proprietary information, and intellectual property rights.

No Assumption of Liabilities

     It is expressly understood and agreed by the parties hereto that Bowlin assumes no debts, liabilities (including tax liabilities) or obligations (contractual or otherwise) of Sweezy or Shareholder or any other debts, liabilities or obligations related to the conduct of Sweezy's business.

/s/ RS CCB
----------
Initials

Documents to be Executed

     Sweezy agrees to execute any and all bills of sale, assignments, transfers, permits and any other documents deemed necessary by Bowlin to effectuate the transfer of assets described herein, and to provide reasonable assistance to Bowlin in transferring permits required for Bowlin's use and enjoyment of the assets and properties transferred by this Agreement, all in form and substance reasonably acceptable to Bowlin. In accordance herewith, Bowlin and Sweezy agree to enter into, without limitation, the following agreements:

     a. A bill of sale transferring to Bowlin title to the Assets as provided herein, in form and substance acceptable to Bowlin;

     b. A one (1) year employment agreement for Richard Sweezy, and a one (1) year employment agreement for Damian Sisko (See attached Exhibit B "Employment Agreements").

     c.   A ten (10) year  non-competition  agreement for Richard Sweezy,  a one
          (1) year non-competition agreement for Damian Sisko, and a one (1) year non-competition agreement for Tandy Sweezy (See attached Exhibit C-1, C-2 and C-3 "Non-Competition Agreements").

     d. A 3 year lease agreement pertinent to the building and premises currently occupied and used by Sweezy for the operation of their outdoor advertising business (See attached Exhibit D "Lease of Building and Land").

     e. Land lease agreements acceptable to Bowlin pertinent to sign sites located on property owned by Sweezy and/or Richard Sweezy personally (See Attached Exhibit E "Land Lease Agreement").

     f. Assignments of land lease agreements pertinent to sign sites located on property owned by third parties (See attached Exhibit F "Assignment of Land Lease Agreement").

     g. Letter from Sweezy to the Texas Department of Transportation notifying the Texas D.O.T. of the transfer of all Texas D.O.T. permits of Sweezy to Bowlin, in the form of Exhibit G hereto.


/s/ RS CCB
----------
Initials

Representations and Warranties

     Sweezy and Shareholder represent and warrant to Bowlin as of the date hereof and on the closing date as follows (all representations and warranties being joint and several):

     (a) Authority. Sweezy has the legal authority to sell, transfer, and deliver to Bowlin the tangible and intangible assets of the business known as "Sweezy Outdoor Advertising, Inc."

     (b) Title. Sweezy has good and marketable title to all properties, assets and leasehold estates, real and personal, tangible and intangible, to be transferred pursuant to this Agreement subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge. Sweezy and Shareholder have good and marketable title, respectively, to all real property to be leased to Bowlin under a land lease pursuant to this agreement, subject to no mortgage, lien, encumbrance or change which would interfere with Bowlin's rights under such land lease.

     (c) Insurance. Sweezy has delivered to Bowlin a list, complete in all material respects as of the date of this agreement, of all insurance policies carried by Sweezy relating to the assets transferred under this Agreement. Sweezy carries insurance, which it believes to be adequate in character and amount, with reputable insurers in respect of its properties, assets, and business and such insurance policies are still in full force and effect, and shall be in effect without interruption until closing has occurred.

     (d) Violations, Suits, Claims, etc. Except for that certain litigation matter described on Exhibit H hereto, Sweezy is not in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, and there are (1) no claims, actions, suits or proceedings instituted or filed and (2) no claims actions, suits or proceedings threatened presently or which in the future may be threatened or asserted against or affecting Sweezy at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, and (3) there are no potential claims, demands, liens, encumbrances, or debts with regard to the assets that are the subject of this sale or that may create for Bowlin any environmental or regulatory liability.

     (e) Tax Returns. Sweezy has filed all requisite federal, state and other tax returns due for all fiscal periods ended on or before the date of

/s/ RS CCB
----------
Initials
          this agreement. There are no claims against Sweezy for federal, state or other taxes for any period or periods to and including the date of this agreement, the amounts shown as provisions for taxes on the financial statements of Sweezy as of the date of this agreement delivered to Bowlin are sufficient for the payment of all taxes of all kinds for all fiscal periods ended on or before that date.

     (f) Sole Shareholder. Shareholder is the sole owner of all issued and outstanding capital stock of the Company, and no other person has any right to acquire shares of capital stock of the Company.

     (g) Organization, Good Standing, Power, etc. Sweezy (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and (b) has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

     (h) Authorizations and Enforceability. Sweezy has all requisite power and authority to execute, deliver and perform this Agreement and the other agreements and instruments delivered pursuant hereto and to consummate the transactions contemplated hereby. This Agreement and the other agreements and instruments delivered pursuant hereto have been duly and validly authorized, executed and delivered by Sweezy and constitutes the valid and binding obligations of Sweezy, fully enforceable in accordance with their terms.

     (i) Effect of Agreement. The execution, delivery and performance of this Agreement by Sweezy and Shareholder and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both: (a) violate any material provision of law, statute, rule or regulation to which Company is subject; (b) violate any judgment, order, writ or decree of any court, arbitrator or governmental agency applicable to Company; or (c) result in a material breach of or material conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a material default under, or result in the creation or imposition of, any lien, security interest, charge or encumbrance upon any of the Assets pursuant to any charter, bylaw, commitment, contract or other agreement or instrument, to which Company is a party or by which any of its Assets is bound.

     (j) Permits, Licenses, Compliance with Applicable Laws and Court Orders. Company has all requisite corporate power and authority, and all permits, licenses and approvals of governmental and administrative authorities, to own, lease and operate its properties and to carry on its business as presently conducted; all such permits, licenses and

/s/ RS CCB
----------
Initials
          approvals material to the conduct of the business of Company are in full force and effect. Company's conduct of its business does not materially violate or infringe any applicable law, statute, ordinance or regulation. Company is not in default in any respect under any executive, legislative, judicial, administrative or private (such as arbitration) ruling, order, writ, injunction or decree.

     A true and correct copy of the financial statements of Company as of December 31, 1995, and the financial statements of Company as of December 31, 1996, including the related statement of operations for each of the years then ended, have been delivered to Bowlin. The foregoing financial statements were prepared on a consistent basis with prior years or periods, and such statements fairly present the financial position and results of operations of Company as of said dates and for the periods indicated. The financial statements of Company for the year ended December 31, 1996, referred to above, are referred to herein as the "Financial Statements".

     Except to the extent reflected or reserved against or otherwise disclosed in the Financial Statements, as of December 31, 1996, Company had no liabilities, debts or obligations of any nature, whether absolute, accrued, contingent or otherwise, or whether due or to become due with respect to which Bowlin would become liable therefor. Subsequent to December 31, 1996, Company has not incurred any liabilities, debts or obligations other than in the ordinary course of business with respect to which Bowlin would become liable therefor, and Company has properly recorded in its books of account all items of income and expense and all other proper charges and accruals required to be made. Since December 31, 1996, no debts or liabilities of or to Company have been forgiven, settled or compromised except for adequate consideration (as reasonably determined by the Company) or except in the ordinary course of business.

     (m) Agreements, Plans, Arrangements, etc. Except as set forth in Exhibit A or A-1 hereto, Company is not a party to, nor is Company or any of the Assets bound or affected by, any oral or written:

          (1) lease agreement (whether as lessor or lessee) relating to real or personal property;

          (2)  license  agreement,  assignment  or other  contract  (whether  as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, copyrights (or applications therefor);

/s/ RS CCB
----------
Initials

          (3)  agreement   with  any  business   broker  with  respect  to  this
               transaction;

          (4) agreement with any supplier, distributor, franchisor, dealer, sales agent or representative;

          (5)  joint venture or partnership agreement with any other person;

          (6) agreement with any bank, factor, finance company or similar organization regarding the financing of accounts receivable or other extensions of credit;

          (7) agreement granting any lien, security interest or mortgage on any Asset or other property of Company, including, without limitation, any factoring agreement for the assignment of accounts receivable;

          (8) agreement for the Construction or modification of any Asset or leasehold interest of Company;

          (9)  agreements with advertisers for lease of sign structures;

          (10) agreement   with  any  employee,   consultant,   or   independent
               contractor providing personal services to Company.

     (n) Acquisition Agreements. There are no agreements relating to the acquisition of the stock, business or Assets of Company to which Company is a party, other than this Agreement.

     (o) Status of Real Property. Neither Company nor Shareholder has received any notice of noncompliance with respect to real property on which any of the Assets are located (the "Real Property") with any applicable statutes, laws, codes, ordinances, regulations or requirements relating to fire, safety, health or environmental matters or noncompliance with any covenants, conditions and restrictions (whether or not of record) or local, municipal, regional, state or federal requirements or regulations. To the best of Company's and Shareholder's knowledge, there has been no release or discharge on or under the Real Property by the Company of any toxic or hazardous substance, material or waste which is or has been regulated by any governmental or quasi-governmental authority or is or has been listed as toxic or hazardous under any applicable local, state or federal law. To the best of the Company's and Shareholder's knowledge, there are no subsurface or other conditions related to toxic or hazardous waste affecting the Real Property or any portion or component thereof, and there are no underground storage tanks located on the Real

/s/ RS CCB
----------
Initials

          Property.

     (p) Defects. To the best of Company's and Shareholder's knowledge, there are no structural or operational defects in any of the Assets.

     (q) Leases Current. All obligations of the Company under all existing lease agreements which are required by such agreements to have been performed by Company have been fulfilled by the Company, including the payment by the Company of all lease payments due and payable through the date hereof.

Covenants

     Between the date of this agreement and the closing date:

     (a)  Sweezy's officers will cause Sweezy to:

          (1) Carry on its outdoor advertising business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

          (2) Maintain their properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

          (3) Perform all material obligations under agreements relating to or affecting its assets, properties and rights;

          (4) Keep in full force and effect present insurance policies or other comparable insurance coverage; and

          (5) Use its best efforts to maintain and preserve its assets intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with it.

     (b) Sweezy's officers will not permit Sweezy without the prior written consent of Bowlin to:

          (1) Enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business;

          (2) Create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties transferred under this agreement, whether now owned or hereafter acquired; or

/s/ RS CCB
----------
Initials

          (3) Sell, assign, lease or otherwise transfer or dispose of any property or equipment subject to this agreement except in the normal course of business.


Competition

     To induce Bowlin to enter into this agreement, and in consideration of payment of the final $400,000 of the purchase price, which will be held by Bowlin in a separate escrow account to be held by a mutually acceptable escrow agent, and paid to Richard Sweezy, unless he is in violation of the terms of his non-compete agreement set forth herein and in Exhibit C-1 hereto, in equal increments of $40,000 each beginning on January 2, 1998 and on January 2nd of each year, thereafter until paid, in an aggregate dollar amount of $400,000. There shall be a separate Escrow Document governing activity of the Escrow account and this document shall be completed in a mutually acceptable manner within 15 days of Closing. Richard Sweezy covenants that, for a period of ten (10) years from the date of closing, he will not, within a radius of one hundred (100) miles of Killeen, Texas, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, engage in any business in competition with Bowlin or any of its businesses, and shall not be the owner of more than 1% of the outstanding capital stock of any corporation (other than Bowlin or a corporation affiliated with Bowlin,) or a member or employee of any partnership, or an owner or employee of any other business in competition with Bowlin or any of its businesses, unless specific exception is granted in the non-competition agreement signed between Richard Sweezy and Bowlin. Richard Sweezy further agrees that Bowlin shall be entitled to an order from a court sitting in equity enforcing this non-competition agreement in addition to available remedies at law. In the event that the provisions of this non-competition provision should ever be deemed to exceed the time or geographic limitations permitted by the applicable laws, then such provisions shall be reformed to the maximum time or geographic limitations permitted by the applicable laws.

Conditions to Bowlin's Obligations

     The obligations of Bowlin hereunder are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing by Bowlin, in its sole discretion:

     (a) Accuracy of Representations and Warranties. Each of the representations and warranties of Sweezy and Shareholder contained in this Agreement shall be true on and as of the Closing Date with the

/s/ RS CCB
----------
Initials
          same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby.

     (b) Performance of Covenants. Sweezy shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

     (c) No Litigation or Claims. No claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting Sweezy which: (a) might foreseeably result, or has resulted, either in an action to enjoin or prevent or delay the consummation of the transactions contemplated by this Agreement or in such an injunction; or (b) could, in the determination of Bowlin, have an adverse effect on the assets to be transferred hereunder.

     (d) No Violations. No material violation of Sweezy shall exist, or be alleged by any governmental authority to exist, of any law, statute, ordinance or regulation, the enforcement of which would adversely affect the financial condition, results of operations, properties or business of Sweezy.

     (e) Consents and Assignments. Sweezy shall have delivered to Bowlin all consents and assignments of all persons and entities necessary for the performance of the transactions contemplated by this Agreement, including the transfer of all assets and the assignment of leases, and Sweezy shall have obtained the consents of: any lender to Sweezy, or, in the alternative, the release of all liens held by such lender, with respect to the sale and transfer of the assets; and any other consents of third parties deemed necessary or appropriate by Bowlin.

     (f) Certificate. Bowlin shall have received a certificate signed by Sweezy and Shareholder, dated the Closing Date, satisfactory in form and substance to Bowlin and its counsel, certifying as to the fulfillment of the conditions specified above.

     (g) Satisfactory Completion of Due Diligence. Bowlin shall be satisfied in its sole discretion with the content of the final Exhibits hereto and other related documents for closing and shall otherwise be satisfied in its sole discretion with the results of its due diligence review.

Indemnification

     Sweezy and Shareholder, jointly and severally, will defend, indemnify and hold harmless Bowlin and any person claiming by or through it or its

/s/ RS CCB
----------
Initials
     successors and assigns from, against and in respect of any and all losses, claims, and liabilities incurred by or asserted against Bowlin or its successors or assigns in connection with (i) any breach of any of the representations and warranties of Sweezy or Shareholder, (ii) any breach of any covenant or agreement made by Sweezy or Shareholder in this Agreement,
     (iii) any liability, debt or obligation of Sweezy or lien or encumbrance on the Assets or (iv) any claim arising out of the use, sale or operation of the Assets by Sweezy or Shareholder and/or the operation of the business of Sweezy or Shareholder prior to the Closing. All indemnification obligations herein shall survive the Closing.

Taxes

     Real Estate and personal property taxes, if any, assessed or to be assessed for the current calendar or fiscal year, regardless of when payable, shall be prorated between Bowlin and Sweezy as of the closing date.


Risk of Loss

     The risk of loss or destruction of or damage to the assets transferred hereunder, including inventory, fixtures, equipment and real property from any cause whatsoever at all times on or subsequent to the execution of this document but before closing shall be borne by Sweezy.


Bowlin's Remedies

     Bowlin shall be entitled, without limitation, to all incidental and consequential damages resulting from a breach of any warranty or representation or covenant of Sweezy or Shareholder made herein including, but not limited to, all costs of litigation incurred, including reasonable attorney's fees.

Arbitration

     In the event of any dispute arising from this agreement, New Mexico law shall apply. Any claims or controversy between Sweezy or its officers or shareholders, on the one hand, and Bowlin, on the other hand, arising out of or relating to this agreement or the sale and purchase of assets, shall be decided by arbitration at Albuquerque in accordance with Commercial Arbitration Rules of the American Arbitration Association by a single
     arbitrator   appointed  in  accordance   with  the  rules  in  effect  when
     arbitration is first demanded by any party. The award rendered by the arbitrator shall be final and judgment may be entered into any court having jurisdiction.


/s/ RS CCB
----------
Initials

Miscellaneous

     (a) Confidentiality. Except as required by applicable law or regulation, the parties hereto hereby agree to maintain the confidentiality of confidential business information of Sweezy with respect to the assets and business being purchased hereunder.

     (b) Expenses. Except as otherwise provided herein, whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay its own expenses and the fees and expenses of its counsel and accountants and other experts. Furthermore, Bowlin shall be responsible for payment to the business broker retained by it.

     (c) Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Agreement and any other written representation in any ancillary document shall survive the Closing.

     (d) Waivers. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     (e) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (f) Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by fax or five (5) days after deposit in the U.S. mails by certified or registered first class mail, postage prepaid, return receipt requested, addressed to the party to whom the same is so given or made.

          if to Sweezy or Shareholder to:

          Richard Sweezy
          109 South Main Street
          Nolanville, Texas 76559


/s/ RS CCB
----------
Initials
          if to Bowlin to:

          Bowlin Outdoor Advertising and Travel Centers Incorporated 150 Louisiana Blvd. N.E.
          Albuquerque, New Mexico 87108
          Attention:  Michael L. Bowlin, President


          or to such other address or Fax Number as any party may designate by giving notice to the other parties hereto.

     (g) Further Assurances. The Company and Shareholder shall, from time to time at or after the Closing, at the request of Bowlin, and without further consideration, execute and deliver such other instruments and take such other actions as may be required to confer to Bowlin and its assignees the benefits contemplated by this Agreement.

     (h) Entire Agreement. This document contains the entire agreement between the parties and supersedes all prior agreements between the parties, if any, written or oral, with respect to the subject matter thereof.


/s/ RS CCB
----------
Initials

AGREED and ACCEPTED:

BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INCORPORATED


By:
------------------------------------
C. C. Bess, Executive Vice President



SWEEZY OUTDOOR ADVERTISING, INC.


By:
------------------------------------
Richard Sweezy, President


By:
------------------------------------
Richard Sweezy, Individually



/s/ RS CCB
----------
Initials

                         Acknowledgment for Corporations

STATE OF TEXAS                 )
                               ) ss.
COUNTY OF _____________        )

     The foregoing instrument was acknowledged before me this ___ day of December, 1997, by C. C. Bess, Executive Vice President of BOWLIN Outdoor Advertising & Travel Centers Incorporated, a Nevada Corporation, on behalf of the corporation.

                        --------------------------------
                                  Notary Public
My commission expires:

----------------------


                         Acknowledgment for Corporations

STATE OF TEXAS                 )
                               ) ss.
COUNTY OF ____________         )

     The foregoing instrument was acknowledged before me this ___ day of December, 1997, by Richard Sweezy, President of Sweezy Outdoor Advertising, Inc., a Texas Corporation, on behalf of the corporation.

                        --------------------------------
                                  Notary Public
My commission expires:

----------------------


                          Acknowledgment for Individual

STATE OF TEXAS                 )
                               ) ss.
COUNTY OF ___________          )

     The foregoing instrument was acknowledged before me this ___ day of December, 1997, by Richard Sweezy, Individually.

                        --------------------------------
                                  Notary Public
My commission expires:

----------------------


/s/ RS CCB
----------
Initials
                                       16